SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

    Hemispherx Biopharma, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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October 5, 2011

Dear Hemispherx Stockholder,

By now, you should have received your proxy materials for the Hemispherx Biopharma, Inc. 2011 Annual Meeting of Stockholders to be held on October 13, 2011.  Holders of Hemispherx’ stock as of August 18, 2011 are entitled to vote at this meeting.

The Board of Directors unanimously recommends that stockholders vote “FOR”
 the proposals as set forth in the Proxy Statement.

Your vote is extremely important.  Please vote today!

The fastest way to vote is to use the telephone or internet.  Instructions on how to vote using telephone or internet are located on the voting instruction form you should have received.

In the United States if you are not in possession of your voting proxy or instruction form, please contact your bank or broker for assistance in obtaining a duplicate control number and then go to www.Proxyvote.com to vote your shares.

Europeans must contact their custodian bank or broker directly as European banks and brokerage houses do not necessarily forward the Proxy materials to stockholders.  As we are a Delaware corporation, there is no need for your bank or brokerage house to block your shares.  Banks and brokerage houses simply need to certify the number of shares owned by their clients on August 18, 2011 and cast votes on your behalf by October 11, 2011 (7 pm US EDT).

The proxy materials are available at:  http://hemispherx.net/content/investor/annualmeeting.asp

If you have any questions regarding any of the proposals or how to vote your shares, please call:
•	Dianne Will, Investor Relations for Hemispherx, collect at 518-398-6222 or via email at ir@hemispherx.net; or

•	Morrow & Co., LLC, Hemispherx’ proxy solicitor for the annual meeting, in the U.S. toll free at (800) 607-0088 or London +44-207-222-4645.

We appreciate your participation in the voting process and thank you for taking the time to vote your shares.

Sincerely,

Thomas K. Equels, Secretary
Hemispherx Biopharma, Inc.